Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-233227 on Form S-3 and No. 333-213912 on Form S-8 of our report dated March 12, 2020, relating to the financial statements of Fulgent Genetics, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

March 12, 2020